EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                 April 14, 2016




Advisors Asset Management, Inc.
8100 E. 22nd St. North, Building 800
Suite 102
Wichita, KS  67226

     Re:                 Advisors Disciplined Trust 1631
       Tax Exempt Securities Trust, Investment Grade 8-12 Year, Series 2 -
          A Hartford Investment Management Company ("HIMCO") Portfolio
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Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-209182 for the above captioned fund and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 1631.
Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Sincerely,

                             Capelogic, Inc.


                             By /s/ SALMAN AHMAD
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                                    Salman Ahmad
                                      Treasurer